EXHIBIT 10.3

AXS-ONE, INC.
STOCK OPTION AGREEMENT UNDER THE
AXS-ONE, INC.
2005 STOCK OPTION PLAN

AXS-ONE, INC. (the “Company”) hereby grants the individual named on the attached (the “Optionee”) an option to purchase the number of shares of Common Stock set forth on the attached hereto (“Option Shares”) at the exercise price per share set forth (the “Option”).  This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.                                       Grant under the 2005 Stock Incentive Plan.  This Option is granted pursuant to the AXS-One, Inc. 2005 Stock Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this Option shall be governed by the Plan.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

2.                                       Vesting and Term of Option if Employment Continues.  If the Optionee continues to be employed by the Company through the applicable vesting dates set forth on the attached hereto, the Optionee may exercise this Option, in whole or in part, for up to the applicable number of Option Shares set forth on the attached, provided that there is no Termination of Employment prior to each applicable vesting date.  These rights are cumulative and, while the Optionee continues to be employed by the Company, may be exercised up to and including the date which is 10 years from the date this Option is granted, subject to earlier termination as provided herein and in the Plan.  All of the foregoing rights are subject to paragraph 3 in the event of a Termination of Employment.

3.                                       Termination of Employment.  In the event of the Optionee’s Termination of Employment with the Company, this Option shall expire, to the extent then exercisable, on the earlier of: (x) the tenth anniversary of this Agreement, or (y) as follows:

(a)                                  the first anniversary of the Optionee’s Termination of Employment by reason of death, Disability or Retirement, provided that, in the case of the Optionee’s death during the one year period following a Termination of Employment by reason of Disability or Retirement, this Option shall expire on the first anniversary of the date of the Optionee’s death;

(b)                                 ninety (90) days after the Optionee’s involuntary Termination of Employment without Cause;

(c)                                  thirty (30) days after the Optionee’s voluntary Termination of Employment which occurs prior to, or more than ninety (90) days after, the occurrence of an event which would constitute grounds for a Termination of Employment for Cause; or

(d)                                 on the date of a Termination of Employment of the Optionee for Cause.

4.                                       Payment of Exercise Price.  The exercise price is payable in United States dollars and may be paid (a) in cash, (b) by check, bank draft or money order payable to the Company, (c) with the Committee’s prior written consent, by delivery of shares of Common Stock owned by the Optionee for a period of at least 6 months (and for which the Optionee has good title free and clear of any liens and encumbrances) having a Fair Market Value equal to the exercise price on the date of exercise, (d) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price, or (e) by any combination of the foregoing, equal in amount to the exercise price.

5.                                       Method of Exercise.  Subject to the terms and conditions of this Agreement and the Plan, this Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option.  Such notice shall be accompanied by payment of the full exercise price of such Option Shares, and the Company shall deliver a certificate representing such Option Shares as soon as practicable after the notice shall be received.  The certificate for the Option Shares as to which this Option shall have been exercised shall be registered in the name of the person so exercising this Option and shall be delivered as provided above to or upon the written order of the person exercising this Option.  In the event this Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall by fully paid and non-assessable.

6.                                       Option Not Transferable.  This Option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime, only the Optionee, or the Optionee’s guardian or legal representative, can exercise this Option.  In addition, this Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and this Option shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, negotiate, pledge or hypothecate this Option, or in the event of any levy upon this Option by reason of any execution, attachment or similar process contrary to the provisions hereof, this Option shall immediately become null and void.  Notwithstanding the foregoing, after the grant of this Option, the Committee may determine that the Option is transferable in whole or part and in such other circumstances, and under such other conditions, as specified by the Committee.

7.                                       No Obligation to Exercise Option.  The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

8.                                       No Obligation to Continue Employment.  This Agreement does not guarantee that the Company or its subsidiaries or affiliates will continue to employ the Optionee for any specific time period, nor does it modify in any respect the Company’s and its subsidiaries’ and affiliates’ right to terminate or modify the Optionee’s employment or compensation.

9.                                       No Rights as a Stockholder.  The Optionee shall have no rights as a stockholder with respect to Option Shares subject to this Agreement until the Optionee has exercised the Option, paid the exercise price and become the holder of record of the Option Shares.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

10.                                 Withholding Taxes.  The Optionee hereby agrees that the Company may withhold from the Optionee’s wages or any amounts due the Optionee the appropriate amount of federal, state and local income and employment taxes attributable to the Optionee’s exercise of such Option.  At the Committee’s discretion, the amount required to be withheld may be withheld in cash from such wages or amounts, or in kind (with respect to compensation income attributable to the exercise of the Option) from the Option Shares otherwise deliverable to the Optionee on exercise of the Option.  The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or amounts due the Optionee sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

11.                                 Termination Repayment.   Notwithstanding anything else herein to the contrary, in the event the Optionee’s Termination of Employment occurs not more than three (3) months after the date of exercise of this Option or the Optionee engages in a “competitive activity” (as determined by the Committee, in its sole discretion) after the exercise of this Option, the Optionee shall pay the Company an amount in cash (within ten (10) business days) for each share with respect to which this Option was exercised, equal to the difference between:  (a) the Fair Market Value of a share of Common Stock on the date of such Termination or determination, as applicable, and (b) the exercise price paid per share.

12.                                 Provision of Documentation to Optionee.  By signing this Agreement, the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

13.                                 Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

14.                                 Entire Agreement.  This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof.